Exhibit 10.23

PHUNCOIN, INC.

TOKEN RIGHTS AGREEMENT

NOTICE TO RESIDENTS OF THE UNITED STATES

THIS SECURITIES INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

NOTICE TO RESIDENTS OF THE STATE OF NEW YORK

THE OFFER AND SALE OF THIS SECURITIES INSTRUMENT HAS NOT BEEN APPROVED BY THE NEW YORK DEPARTMENT OF FINANCIAL SERVICES (THE “DFS”) NOR HAS PHUNCOIN, INC. APPLIED FOR A LICENSE WITH THE DFS TO CONDUCT VIRTUAL CURRENCY BUSINESS ACTIVITIES WITHIN THE STATE OF NEW YORK. PHUNCOIN, INC. HAS NOT FILED A NOTICE ON FORM 99 WITH THE NEW YORK ATTORNEY GENERAL OF AN OFFERING EXEMPT FROM REGISTRATION PURSUANT TO SECTION 18 OF THE SECURITIES ACT OF 1933 OR REGISTERED PHUNCOIN, INC. AS A DEALER IN ITS OWN SECURITIES. ANY SECURITIES ISSUANCE PURSUANT HERETO ARE NOT BEING OFFERED TO ANY PERSON IN THE STATE OF NEW YORK AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, DIRECTLY OR INDIRECTLY, WITHIN THE STATE OF NEW YORK.

NOTICE TO RESIDENTS OF THE STATE OF FLORIDA

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

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NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED PURSUANT TO A REGULATION A (TIER 2) (“REG A+”) OFFERING, AND IF SENT IN RESPONSE TO PHUNCOIN, INC., WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES OF PHUNCOIN, INC. PURSUANT TO A REG A+ OFFERING CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY PHUNCOIN, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER TO BUY SECURITIES MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ITS ACCEPTANCE IS GIVEN AFTER THE DATE OF QUALIFICATION. ANY INDICATION OF INTEREST IN PHUNCOIN, INC.’S REG A+ OFFERING INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

PhunCoin, Inc.

Token Rights Agreement

THIS CERTIFIES THAT in exchange for the payment by the undersigned purchaser (the “Purchaser”) of the amount reflected on page 10 (as it may be discounted pursuant to this Agreement, the “Purchase Amount”), PhunCoin, Inc., a Wyoming corporation (the “Company”), a wholly-owned subsidiary of Phunware, Inc., a Delaware corporation (“Parent Company”), hereby issues to the Purchaser the rights (the “Rights”) to a certain amount of PhunCoin (the “Token” or “PhunCoin”), subject to the terms set forth below.

This Token Rights Agreement (the “Agreement” or “instrument”) is issued as part of a series of similar Agreements issued in multiple closings to certain persons and entities.

1. Events

(a) Token Distribution. Upon the expiration of the Lock-Up Period (provided such expiration is before the expiration or termination of this instrument), this instrument shall automatically convert into, and the Company shall automatically issue, a number of Tokens to the Purchaser equal to the Purchase Amount divided by the Token Price (rounded up to the next whole number if such number is a fraction). “Lock-Up Period” means the period beginning on the date of this instrument and ending on the earliest of (i) a System Launch, (ii) one (1) year after the issuance date of this instrument to the Purchaser or (iii) the date the Company determines, in its sole discretion, that Resale Restrictions are available with respect to the Tokens. “Resale Restrictions” means an alternative trading system and/or technology that allows resale restrictions with respect to the Tokens that are required by applicable securities laws to be embedded in the blockchain, the Tokens or any smart contract related to the foregoing.

In connection with and prior to the issuance of Tokens by the Company to the Purchaser pursuant to this Section 1(a) (the “Token Distribution”):

(i) The Purchaser will execute and deliver to the Company any and all other transaction documents related to this Agreement as are reasonably requested by the Company, including verification of accredited investor status or non-United States person status under applicable securities laws, and provide any identification documents as required pursuant to the Company’s anti-money laundering policy; and

(ii) The Purchaser will be required to create an account with a supported wallet, subject to approval of the Company, to which Purchaser's Tokens will be sent in connection with the Token Distribution. For avoidance of doubt, the account address must be under the direct or indirect control of the Purchaser and shall not be under the direct or indirect control of a third party.

Purchasers who subscribe for the first $15M of Rights sold pursuant to the Agreement will be issued Tokens qualified pursuant to the expected Reg A+ offering in connection with the Token Distribution.

Upon the expiration of the Lock-Up Period, the Tokens shall be placed in a smart contract created by the Company that will automatically release the Tokens to the wallet address designated by the Purchaser.

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(b) Dissolution Event. If there is a Dissolution Event before this instrument expires or terminates, the Company will pay an amount equal to the Purchase Amount due and payable to the Purchaser immediately prior to, or concurrent with, the consummation of the Dissolution Event, subject to the rights and preferences of the holders of the Company’s capital stock and/or debt, as set forth in the Company’s Certificate of Incorporation, as it may be amended from time to time. If immediately prior to the consummation of the Dissolution Event, the assets of the Company that remain legally available for distribution to the Purchaser and all holders of Agreements (the “Dissolving Purchasers”), as determined in good faith by the Company’s board of directors, are insufficient to permit the payment to the Dissolving Purchasers of their respective Purchase Amounts, then the remaining assets of the Company legally available for distribution, following all distributions to the holders of the Company’s capital stock and/or debt, will be distributed with equal priority and pro rata among the Dissolving Purchasers in proportion to the Purchase Amounts they would otherwise be entitled to receive pursuant to this Section 1(b). For the avoidance of doubt, funds from the Parent Company or the business operations of the Company (other than the offer and sale of the Rights pursuant to this Agreement and any other Rights pursuant to the Agreements sold to Dissolving Purchasers) shall not be available for the Dissolving Purchasers. Any distributed amounts shall be in United States dollars.

(c) Termination. This instrument will expire and terminate upon the earlier of (i) the issuance of Tokens to the Purchaser pursuant to Section 1(a); (ii) the payment, or setting aside for payment, of amounts due the Purchaser pursuant to Section 1(b); and (iii) twelve months from the date hereof (as it may be extended, the “Deadline Date”), should the System Launch not have occurred as of such date; provided that, the Company shall have the right to extend the Deadline Date by six (6) months, in its sole discretion. Upon such termination, any right to receive the Tokens shall also be terminated and have no force or effect.

2. Definitions

In addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 2.

“Token Price” means $0.008 per Token, which is the anticipated per Token price for the Tokens to be sold or otherwise issued by the Company to the public during the System Launch (which price may be higher or lower than $0.008), before taking into consideration the Discount Rate.

“Discount Rate” means a sliding scale based on the timing and purchase size associated with the amount of Tokens purchased during each period based on the “retail” price of $0.008/Token:

Tier	Discount Rate	Per Token US $ Equivalent (Discount Rate Range)	Applicable Offering Period for Rights
Crypto - Gold	80% - 50%	$0.0016 - $0.0040	Up to $20M
Platinum – Gold	70% - 50%	$0.0024 - $0.0040	Over $20M up to $50M
Platinum- Silver	70% - 30%	$0.0024 - $0.0056	Over $50M up to $100M

CRYPTONIUM / GOLD TIER

The Crypto / Gold tier expires upon the receipt by the Company of the first $20,000,000 in aggregate Purchase Amounts in United States dollar equivalent.

In United States dollar equivalent, the incremental purchase is rewarded up to an 80% discount as follows:

Up to $249,999	50% off the first 40% purchased; 80% off the last 60% purchased
$250,000 to $499,999	50% off the first 40% purchased; 80% off the last 60% purchased
$500,000 to $999,999	50% off the first 40% purchased; 80% off the last 60% purchased

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$1,000,000 to $2,499,999	50% off the first 40% purchased; 80% off the last 60% purchased
$2,500,000 to $4,999,999	50% off the first 30% purchased; 80% off the last 70% purchased
$5,000,000 & Above	50% off the first 30% purchased; 80% off the last 70% purchased

Example: A purchase of $3,500,000 by a Purchaser would receive a 50% discount on the first 30% or $1,050,000 worth of Rights (e.g., the first $1,050,000 is buying Rights for $0.004 / Token, or 50% off) and an 80% discount on the last 70%, or $2,450,000 worth of Rights (e.g., the $2,450,000 is buying Rights for $0.0016 / Token, or 80% off):

First 40% ($1,050,000 / (.5 X $0.008))	=	262,500,000 Tokens
Last 60% ($2,450,000 / (.2 X $0.008))	=	1,531,250,000 Tokens
$3,500,000 buys 1,793,750,000 Tokens Total

PLATINUM / GOLD TIER

The Platinum / Gold tier expires upon the receipt by the Company of the next $30,000,000 (after the first $20,000,000) in aggregate Purchase Amounts in United States dollar equivalent.

50% discount up to a $249,999 in United States dollar equivalent purchase. For $250,000 or more in United States dollar equivalent, incremental purchase is rewarded up to a 70% discount as follows:

$250,000 to $499,999	50% off the first 90% purchased; 70% off the last 10% purchased
$500,000 to $999,999	50% off the first 80% purchased; 70% off the last 20% purchased
$1,000,000 to $2,499,999	50% off the first 70% purchased; 70% off the last 30% purchased
$2,500,000 to $4,999,999	50% off the first 60% purchased; 70% off the last 40% purchased
$5,000,000 & Above	50% off the first 50% purchased; 70% off the last 50% purchased

Example: A purchase of $2,000,000 by a Purchaser would receive a 50% discount on the first 70% or $1,400,000 worth of Rights (e.g., the first $1,400,000 is buying Rights for $0.004 / Token, or 50% off) and a 70% discount on the last 30% or $600,000 worth of Rights (e.g., the $600,000 is buying Rights for $0.0024 / Token, or 70% off):

First 70% ($1,400,000 / (.5 X $0.008))	=	350,000,000 Tokens
Last 30% ($600,000 / (.3 X $0.008))	=	250,000,000 Tokens
$2,000,000 buys 600,000,000 Tokens

PLATINUM / SILVER TIER

The Platinum / Gold tier expires upon the receipt by the Company of the next $50,000,000 (after the first $50,000,000) in aggregate Purchase Amounts in United States dollar equivalent.

30% discount up to a $249,999 in United States dollar equivalent purchase. For $250,000 or more in United States dollar equivalent, incremental purchase is rewarded up to a 70% discount as follows:

$250,000 to $499,999	30% off the first 90% purchased; 70% off the last 10% purchased
$500,000 to $999,999	30% off the first 80% purchased; 70% off the last 20% purchased
$1,000,000 to $2,499,999	30% off the first 70% purchased; 70% off the last 30% purchased
$2,500,000 to $4,999,999	30% off the first 60% purchased; 70% off the last 40% purchased
$5,000,000 & Above	30% off the first 50% purchased; 70% off the last 50% purchased

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Example: A purchase of $750,000 by a Purchaser in United States dollar equivalent would receive a 30% discount on the first 80% or $600,000 worth of Rights (e.g., the first $600,000 is buying Rights for $0.0056 / Token, or 30% off) and a 70% discount on the last 20% or $150,000 worth of Rights (e.g., the $150,000 is buying Rights for $0.0024 / Token, or 70% off):

First 80% ($600,000 / (.7 X $0.008))	=	107,142,857 Tokens
Last 20% ($150,000 / (.3 X $0.008))	=	62,500,000 Tokens
$750,000 buys 169,642,857 Tokens

“Dissolution Event” means (i) a voluntary termination of operations of the Company, (ii) a general assignment for the benefit of the Company’s creditors, (iii) a change in U.S. law or other laws which makes the use of the Tokens on the System, issuance of the Tokens or a System Launch impractical or unfeasible, as determined by the Company in its sole discretion, or (iv) any other liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“System” means the PhunCoin ecosystem, which is intended to be a rewards marketplace and data exchange whereby users receive PhunCoin in exchange for their information and PhunCoin can be redeemed by users for goods and services. The System is currently in the development stage and is intended to enhance and augment Phunware’s current mobile application platform, which enables businesses to engage, manage and monetize their end users / customers.

“System Launch” means the Company’s initial issuance of Tokens pursuant to an offering qualified under Regulations A under the Securities Act of 1933, as amended for use on the System, which will occur only if the System is operational on a blockchain technology that will enable the Company to comply with the requirements of the federal securities laws and other applicable laws and regulations.

3. Company Representations

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Wyoming and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this instrument is within the power of the Company and, other than with respect to the actions to be taken when Rights or the Tokens are to be issued to the Purchaser, has been duly authorized by all necessary actions on the part of the Company. This instrument constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of (i) its current articles of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company, or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) To the knowledge of the Company, the performance and consummation of the transactions contemplated by this instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

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(d) No consents or approvals are required in connection with the performance of this instrument, other than: (i) the Company’s corporate approvals; and (ii) any qualifications or filings under applicable securities laws.

(e) To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without an infringement of the rights of others. PhunCoin is a proprietary trade name of the Company.

(f) THE COMPANY MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THE RIGHTS OR THE TOKENS, INCLUDING ANY (i) WARRANTY OF MERCHANTABILITY; (ii) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (iii) WARRANTY OF TITLE; OR (iv) WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY; WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE. EXCEPT AS EXPRESSLY SET FORTH HEREIN, PURCHASER ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE COMPANY, OR ANY OTHER PERSON ON THE COMPANY'S BEHALF.

4. Purchaser Representations

(a) The Purchaser has full legal capacity, power and authority to execute and deliver this instrument and to perform its obligations hereunder. This instrument constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Purchaser is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. The Purchaser has been advised that this instrument is a security and has not been registered under the Securities Act, or any state securities laws, and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Purchaser agrees to comply with applicable securities laws with respect to resales of the Rights or the Tokens, which includes a one-year holding period for resales pursuant to Rule 144 of the Securities Act. The Company may generally limit the transferability of the Rights and Tokens to be delivered pursuant to this Agreement. Purchaser has also been advised that this Agreement may be considered a hybrid instrument as such term is defined in the Commodities Exchange Act. The Purchaser further represents that it has received the Private Placement Memorandum dated [________] (the “PPM”) and it has been provided the opportunity to ask the Company questions, and where applicable, has received answers from the Company regarding the Rights pursuant to the Agreements generally and this Agreement and has reviewed and understands the disclosures provided in connection with the Agreement, including the risk factors set forth in the section of the PPM titled “Risk Factors”. The Purchaser is purchasing this instrument for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such purchase, is able to incur a complete loss of such purchase without impairing the Purchaser’s financial condition and is able to bear the economic risk of such purchase for an indefinite period of time.

(c) The Purchaser acknowledges its understanding that neither this Agreement nor PhunCoins are legal tender or are backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) protections, and therefore, accounts and value balances are not subject to FDIC or SIPC protections.

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(d) The Purchaser is not a resident of the state of New York nor a resident of any country in which the ownership of the Rights or the Tokens is prohibited.

(e) If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Rights and the Tokens, including (i) the legal requirements within its jurisdiction for the purchase of the Rights and the Tokens, (ii) any foreign exchange restrictions applicable to such Rights or Token purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Rights or the Tokens. The Purchaser’s subscription and payment for, and continued ownership of, the Rights or the Tokens will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(f) The Purchaser hereby has sufficient knowledge and experience in business and financial matters to be able to evaluate the risks and merits of its purchase of the Rights pursuant to this Agreement and of the Tokens and is able to bear the risks thereof. The Purchaser is aware of Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Rights pursuant to this Agreement. The Purchaser understands that the Tokens involve risks, all of which the Purchaser fully and completely assumes, including, but not limited to, the risk that (i) the technology associated with the System will not function as intended; (ii) the System and System Launch will not be completed; (iii) the System will fail to attract sufficient interest from key stakeholders; and (iv) the Company and/or the System may be subject to investigation and punitive actions from Governmental Authorities. The Purchaser understands and expressly accepts that the Tokens will be created and delivered to the Purchaser at the sole risk of the Purchaser on an “AS IS” and “UNDER DEVELOPMENT” basis. The Purchaser understands and expressly accepts that the Purchaser has not relied on any representations or warranties made by the Company outside of this instrument, including, but not limited to, conversations of any kind, whether through oral or electronic communication, or any white paper.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PURCHASER ASSUMES ALL RISK AND LIABILITY FOR THE RESULTS OBTAINED BY THE USE OF ANY RIGHTS OR TOKENS AND REGARDLESS OF ANY ORAL OR WRITTEN STATEMENTS MADE BY THE COMPANY, BY WAY OF TECHNICAL ADVICE OR OTHERWISE, RELATED TO THE USE OF THE RIGHTS OR THE TOKENS.

(g) The Purchaser understands that it has no right against the Company or any other Person except in the event of the Company’s breach of this instrument or intentional fraud.

THE COMPANY’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS INSTRUMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE TOTAL OF THE AMOUNTS PAID TO THE COMPANY PURSUANT TO THIS INSTRUMENT. NEITHER THE COMPANY NOR ITS REPRESENTATIVES SHALL BE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS INSTRUMENT.

(h) The Purchaser understands that it bears sole responsibility for any taxes as a result of the matters and transactions the subject of this instrument, and any future acquisition, ownership, use, sale or other disposition of the Rights or Tokens held by the Purchaser. To the extent permitted by law, the Purchaser agrees to indemnify, defend and hold the Company or any of its affiliates, employees or agents (including developers, auditors, contractors or founders) harmless for any claim, liability, assessment or penalty with respect to any taxes (other than any net income taxes of the Company that result from the issuance of the Rights or the Tokens to the Purchaser associated with or arising from the Purchaser’s purchase of the Rights and the Tokens hereunder, or the use or ownership of the Rights and the Tokens).

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(i) The Purchaser hereby represents that neither it nor any of its Rule 506(d) Related Parties is a “bad actor” within the meaning of Rule 506(d) of Regulation D under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d).

(j) The Purchaser has sufficient understanding of cryptographic tokens, token storage mechanisms (such as token wallets), and blockchain technology to understand the Tokens, including their risks, uses and limitations and terms in this Agreement and to appreciate the risks and implications of purchasing the Rights pursuant to this Agreement. The Purchaser represents that it has obtained sufficient information about the Tokens to make an informed decision to purchase the Rights pursuant to the Agreement, and has read and understood the terms in this Agreement. The Purchaser is responsible for implementing reasonable measures for securing the wallet, vault or other storage mechanism the Purchaser uses to receive and hold Tokens it receives from the Company, including any requisite private key(s) or other credentials necessary to access such storage mechanism(s). If the Purchaser’s private key(s) or other access credentials are lost, the Purchaser acknowledges that it may lose access to its Tokens. The Company is not responsible for any such losses.

(k) The Purchaser agrees to be bound by any affirmation, assent or agreement that it transmits to the Company or the Company’s affiliates by computer or other electronic devise, including internet, telephonic and wireless devices, including, but not limited to, any consent it gives to receive communications from the Company or any of the Company’s affiliates solely through electronic transmission. The Purchaser agrees that when it clicks on an “I Agree,” “I Consent,” or other similarly worded button or entry field with its mouse, keystroke or other device, the Purchaser’s agreement or consent will be legally binding and enforceable against it and will be the legal equivalent of its handwritten signature on an agreement that is printed on paper. The Purchaser agrees that the Company and any of the Company’s affiliates may send the Purchaser electronic copies of any and all communications associated with its purchase of Tokens.

5. Know Your Customer Acknowledgement.

The Purchaser acknowledges and agrees that it is required to provide user information and must pass a Know Your Customer (“KYC”) test, whereby the Purchaser will be screened against Office of Foreign Assets Control lists and other watch lists. The benefits provided by the Tokens shall be denied to the Purchaser if it fails to meet the KYC suitability screening requirements, in which event the Company shall not accept the Purchase Amount from the Purchaser. Prior to accepting the Purchase Amount, the Company, or its nominee, shall perform the relevant KYC checks from a suitable independent KYC provider and keep a copy of same for its records, and the Purchaser agrees to provide the relevant information and assistance in this process in a timely manner. The Company may be required to obtain certain information about Purchaser in order to complete the sale of the Tokens to the Purchaser. If the Company is so required, and the Purchaser does not provide the information, then the Company shall not be obligated to complete the sale or deliver Tokens to the Purchaser. The Company plans to retain the services of Comply API (https://coinlist.co/complyapi) to perform KYC compliance due diligence on the Purchaser, but retains the right to retain another service provider.

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6. Procedures for Purchase of Rights and Valuation of Purchase Amount.

(a) The Company will accept payment for the Rights purchased under this Agreement in United States dollars, Bitcoin (BTC) and/or Ether (ETH) only. Purchaser shall make the required payment to the Company in consideration for Purchaser’s purchase of the Rights pursuant to the Agreement through the procedures set forth in the payment procedures described in Exhibit A hereof.

(b) For purposes of this instrument, the value of the Purchase Amount shall be deemed in United States dollar equivalent whether the Purchaser pays in United States dollars, Bitcoin (BTC) and/or Ether (ETH) set forth in the payment procedures described in Exhibit A hereof.

7. Miscellaneous

(a) This instrument sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous disclosures, discussions, understandings and agreements, whether oral of written, between them. This instrument is one of a series of similar instruments entered into by the Company from time to time. Any provision of this instrument may be amended, waived or modified only upon the written consent of the Company and the holders of a majority, in the aggregate, of the Purchase Amounts paid to the Company with respect to all Rights pursuant to the Agreements outstanding at the time of such amendment, waiver or modification.

(b) Any notice required or permitted by this instrument will be deemed sufficient when sent by email to the relevant address listed on the signature page, as subsequently modified by written notice received by the appropriate party.

(c) The Purchaser is not entitled, as a holder of this instrument, to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor will anything contained herein be construed to confer on the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise.

(d) Neither this instrument nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other, provided, however, that the Company may assign this instrument in whole, without the consent of the Purchaser, in connection with a reincorporation to change the Company’s domicile.

(e) In the event any one or more of the provisions of this instrument is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this instrument operate or would prospectively operate to invalidate this instrument, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this instrument and the remaining provisions of this instrument will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f) All rights and obligations hereunder will be governed in the United States by the laws of Delaware, without regard to the conflicts of law provisions of such jurisdiction. Any disputes arising from this agreement shall be exclusively resolved through binding arbitration in the United States in Austin, Texas.

(g) For U.S. federal, state and local income tax purposes, each of the Company and the Purchaser agree to treat this agreement as a contract for the purchase of Tokens, and will not take any position on any tax return, report, statement or other tax document that is inconsistent with such treatment, unless a contrary tax treatment is otherwise determined by the Company, an applicable tax authority or a court of competent jurisdiction.

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(h) The Purchaser shall, and shall cause its affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably requested by Company to carry out the provisions of this instrument and give effect to the transactions contemplated by this instrument, including, without limitation, to enable the Company or the transactions contemplated by this instrument to comply with applicable laws.

(i) The Company shall not be liable or responsible to the Purchaser, nor be deemed to have defaulted under or breached this instrument, for any failure or delay in fulfilling or performing any term of this instrument, including without limitation, launching the System, consummating the System Launch or distributing Tokens, when and to the extent such failure or delay is caused by or results from acts beyond the affected party's reasonable control, including, without limitation: (a) acts of God; (b) flood, fire, hurricane, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, or other civil unrest; (d) Law; or (e) action by any Governmental Authority. There is no guarantee that the Company will be successful at developing the Tokens or the System. A state or country could prohibit the commercial or non-commercial use of the cryptographic methods necessary to the release of the Tokens and operation of the System. Any of these negative outcomes may lead the Company to forgo its plan to conduct the System Launch and/or otherwise release the Tokens. As a result, the Company may be unable to deliver Tokens pursuant to this Agreement or reimburse the Purchase Price received under this Agreement.

(Signature page follows)

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

PhunCoin, Inc.

By:
Matthew Aune, Chief Financial Officer

7800 Shoal Creek Blvd., Suite 230-S Austin, Texas 78757
Email: maune@phunware.com

PURCHASER:

By:

Print Name:

Entity (if applicable):

Title (if on behalf of an entity):

Address:

Email:

Method of Purchase (BTC, ETH or USD):

Purchase Amount (USD):

Transaction ID:

TO BE COMPLETED BY PHUNCOIN, INC:

Transaction ID:

PhunCoin Tokens Purchased:

Effective Date:

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Exhibit A - Payment Procedure

1.	Purchaser signs up for CoinList via https://complyapi.coinlist.co/phuncoin/.

2.	Purchaser completes the application process on CoinList in order to verify and satisfy “know your customer” (KYC), “anti-money laundering” (AML), and investor accreditation requirements (the “Verification Process”).

3.	Once the Purchaser has completed his/her Verification Process and has been approved via CoinList, he/she will digitally sign the Token Rights Agreement via CoinList’s internal software or sign manually in coordination with an Officer of the Company.

4.	The Purchaser’s purchase instructions (i.e., BTC address, ETH address, Wire Information) will be provided by the Company if purchasing directly or via CoinList if the Purchaser uses CoinList’s payment processing solution.

5.	The Company will countersign the Token Rights Agreement and record the BTC Transaction ID, ETH Transaction ID or Wire Ref Number (the “Transaction ID”), PhunCoin Tokens purchased and Effective Date. The exchange rate for BTC and ETH will be determined based on the time and date reflected by the Transaction ID as displayed by https://blockchain.info/, https://etherscan.io/ or bank records.

6.	Company will verify the Purchase Amount and countersign the Token Rights Agreement to complete the purchase.

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